Rule 424(b)(3)
3339558
Exhibit A to Deposit Agreement
EFFECTIVE DECEMBER 8, 2005, THE
NOMINAL VALUE OF THE
COMPANYS ORDINARY SHARES
HAS CHANGED FROM 25 PENCE TO
10 U.S. CENTS


No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents two (2) deposited Shares)

FORM OF FACE OF RECEIPT

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
ORDINARY SHARES
of
AMVESCAP PLC
(Incorporated under the laws of England
and Wales)

THE RIGHTS OF HOLDERS OF
RECEIPTS TO DIRECT THE VOTING
OF, TO RECEIVE DIVIDENDS ON, AND
TO TRANSFER SHARES MAY BE
RESTRICTED AS DESCRIBED IN
PARAGRAPH 7 BELOW.
THE BANK OF NEW YORK, as
Depositary (the Depositary) hereunder,
hereby certifies that
____________________ is the owner of
________ American Depositary Shares,
representing deposited Ordinary Shares, par value 25p each, including rights to receive such Ordinary Shares (Shares), of
AMVESCAP PLC, a corporation organized
under the laws of England and Wales (the
Company).  At the date hereof, each
American Depositary Share represents two
(2) Shares deposited under the Deposit
Agreement (hereinafter defined) at the
London office of The Bank of New York as
Custodian (the Custodian).  Capitalized
terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.



(1)	The Deposit Agreement.
      This American Depositary Receipt is
one of the receipts (the Receipts) executed
and delivered pursuant to the amended and
restated Deposit Agreement dated as of
November 2, 1998, as further amended and
restated as of November 8, 2000 (as
amended from time to time, the Deposit
Agreement) by and among the Company,
the Depositary and all registered holders
(Holders) from time to time of Receipts,
each of whom by accepting a Receipt
becomes a party thereto, bound by all
applicable terms and provisions thereof and
hereof.  The Deposit Agreement sets forth
the rights of Holders and the rights and
duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property and cash, collectively, the
Deposited Securities).  Copies of the
Deposit Agreement and of the Companys
provisions of or governing Deposited
Securities are on file at the Depositarys
Office, the office of the Custodian and at
any other designated transfer office.  The
statements made on the face and the reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions thereof.  The Depositary makes
no representation or warranty as to the
validity or worth of the Deposited
Securities.
(2)	Withdrawal of Deposited
Securities.
      Upon surrender of this Receipt and
payment of the fee of the Depositary
provided for in paragraph (8) of this Receipt
at the Depositarys Office or at such other
offices as it may designate, subject to the
Deposit Agreement and the provisions of or
governing the Deposited Securities, the
Holder hereof is entitled to the delivery
without unreasonable delay at the office of
the Custodian to such Holder or upon such
Holders order of the Deposited Securities at
the time represented by the American
Depositary Shares evidenced by this
Receipt.  At the request, risk and expense of
the Holder hereof, the Depositary may
deliver such Deposited Securities at the
Depositarys Office or at such other place as
may have been requested by the Holder.
Delivery of Deposited Securities may be
made by the delivery of certificates to the
extent such Deposited Securities may be
represented by certificates.  Neither the
Depositary nor the Custodian shall deliver
Deposited Securities to any person except
pursuant to this paragraph (2) or paragraphs
(12), (15), (17), (19), (20) or (21).
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
Depositary may restrict the withdrawal of
Deposited Securities only for the reasons set
forth in General Instruction I.A.(1) to Form
F6 under the Securities Act of 1933.
(3)	Transfers, Splitups and
Combinations.
      Subject to paragraph (4), this Receipt
is transferable on the register maintained by
the Depositary by the Holder hereof in
person or by duly authorized attorney, upon
surrender of this Receipt at any designated
transfer office properly endorsed or
accompanied by proper instruments of
transfer and duly stamped as may be
required by applicable law; provided that the
Depositary may close the Receipt register at
any time or from time to time when deemed
expedient by it in connection with the
performance of its duties under the Deposit
Agreement or at the request of the
Company.  This Receipt may be split into
other Receipts or may be combined with
other Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as those evidenced by the
Receipt or Receipts surrendered.
(4)	Certain Limitations.
      Prior to the execution and delivery,
registration, registration of transfer, splitup
or combination of any Receipt, the delivery
of any distribution in respect thereof, or,
subject to the last sentence of paragraph (2),
the withdrawal of any Deposited Securities,
the Depositary, the Company or the
Custodian may require: (a) payment of (i)
any stock transfer or other tax or other
governmental charge with respect thereto,
(ii) any stock transfer or registration fees in
effect for the registration of transfers of
Shares or other Deposited Securities upon
any applicable register and (iii) any
applicable charges as provided in paragraph
(8) of this Receipt; (b) the production of
proof satisfactory to it of the identity and
genuineness of any signature and of such
other information (including without
limitation information as to citizenship,
residence, exchange control approval, or
legal or beneficial ownership of any
securities) as it may deem necessary or
proper or as the Company may require; and
(c) compliance with such regulations, if any,
as the Depositary may establish consistent
with the Deposit Agreement.  The delivery
of Receipts against deposits of Shares may
be suspended, deposits of Shares may be
refused, or the registration of transfer of
Receipts, their splitup or combination or,
subject to the last sentence of paragraph (2),
the withdrawal of Deposited Securities may
be suspended, generally or in particular
instances, when the Receipt register or any
register for Shares or other Deposited
Securities is closed or when any such action
is deemed necessary or advisable by the
Depositary or the Company.
Notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement (a PreRelease).  The
Depositary may, pursuant to Section 2.05 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by, the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of PreReleases will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.  The
Depositary may retain for its own account
any compensation received by it in
connection with the foregoing.  The
Depositary will not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
Securities Act of 1933 and not so registered;
the Depositary may refuse to accept for such
deposit any Shares identified by the
Company in order to facilitate the
Companys compliance with securities laws
in the United States.
(5)	Liability of Holder for Taxes.
      If any tax or other governmental
charge shall become payable by or on behalf
of the Custodian or the Depositary with
respect to this Receipt or any Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, such tax or other governmental
charge shall be payable by the Holder
hereof, who shall pay the amount thereof to
the Depositary.  The Depositary may refuse
to effect any registration of transfer of this
Receipt or any splitup or combination hereof
or any withdrawal of such Deposited
Securities until such payment is made, and
may withhold or deduct from any
distributions on such Deposited Securities,
or may sell for the account of the Holder
hereof any part or all of such Deposited
Securities (after attempting by reasonable
means to notify the Holder hereof prior to
such sale), and may apply such cash or the
proceeds of any such sale in payment of
such tax or other governmental charge, the
Holder hereof remaining liable for any
deficiency.
(6)	Warranties by Depositor.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate thereof
are validly issued and outstanding, fully
paid, nonassessable and free of preemptive
rights, that the person making such deposit
is duly authorized so to do and that no
registration under the Securities Act of 1933
is required in connection with the public
offer and sale of such Shares or of the
American Depositary Shares representing
such Shares.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
(7)	Disclosure of Interests.
      Notwithstanding any other
provisions of the Deposit Agreement, and
without prejudice to the disclosure
obligations in respect of Shares contained in
the Companies Act of 1985 of Great Britain,
as amended or supplemented from time to
time, or any successor thereto (the
Companies Act) , each Holder hereof (a)
agrees to comply with requests from the
Company, which are made under statutory
provisions in the United Kingdom to provide
information as to the capacity in which such
Holder owns this Receipt and regarding the
identity of any other person interested in the
Receipt and the nature of such interest and
(b) may, pursuant to such statutory
provisions and any provisions of the Articles
of Association of the Company, forfeit the
right to direct the voting of, the right to
receive dividends on, and be prohibited from
transferring, Shares as to which compliance
is not made, all as if this Receipt were to the
extent practicable the Shares represented
thereby.
      In addition, and without prejudice to
the disclosure obligations in respect of
Shares contained in the Companies Act, any
Holder of this Receipt who is or becomes
directly or indirectly interested (within the
meaning of the Companies Act) in the
issued share capital of the Company equal to
or in excess of the notifiable percentage (at
the date hereof, three percent) referred to in
the Companies Act, or is aware that another
person for whom it holds such Receipt is so
interested, shall within two days after
becoming so interested or so aware, and
thereafter upon certain changes in such
interest, notify the Company as required by
the Companies Act 1985.
(8)	Charges of Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable:
(1) stock transfer or other taxes and other
governmental charges, (2) cable, telex,
facsimile transmission and delivery charges
incurred at the request of any such party, (3)
transfer or registration fees for the
registration of transfers of deposited Shares
and other Deposited Securities on any
applicable register in the name of the
Depositary or its nominee or the Custodian
or its nominee in connection with the
deposit of Shares or in the name of such
person as a Holder may direct in connection
with the withdrawal of Deposited Securities
(that are payable by persons depositing
Shares or Holders withdrawing Deposited
Securities; there are no such fees payable by
such persons or Holders in respect of the
Shares as of the date hereof), (4) expenses of
the Depositary in connection with the
conversion of foreign currency into U.S.
dollars and (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to Section
2.05 or 6.02 of the Deposit Agreement.
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
(9)	Title to Receipts.
      Title to this Receipt (and to the
Deposited Securities represented by the
American Depositary Shares evidenced
hereby), when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the register
maintained by the Depositary as the absolute
owner hereof for the purpose of determining
the person entitled to any distribution or
notice and for all other purposes.
(10)	Validity of Receipt.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose unless
executed by the Depositary by the manual or
facsimile signature of a duly authorized
officer of the Depositary.
(11)	Available Information.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and
accordingly files certain reports with the
Commission.  Such reports and other
information may be inspected and copied at
public reference facilities maintained by the
Commission located at the date of the
Deposit Agreement at Judiciary Plaza, 450
Fifth Street, N.W., Washington, D.C. 20549.
Dated:
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            The address of the
Depositarys Office is 101 Barclay Street,
New York, New York 10286, and its
principal executive office is located at One
Wall Street, New York, New York 10286.


[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL
PROVISIONS
OF THE DEPOSIT AGREEMENT
(12)	Distributions Upon Deposited
Securities.
      Whenever the Depositary or the
Custodian shall receive any cash dividend or
other cash distribution upon any Deposited
Securities, the Depositary shall, subject to
the Deposit Agreement, distribute the
amount thus received, by checks drawn on a
bank in the United States, to the Holders on
the record date set by the Depositary
therefor of Receipts evidencing American
Depositary Shares representing such
Deposited Securities, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by each of them respectively; provided that
the Depositary shall make appropriate
adjustments in the amounts so distributed in
respect of (a) any of Deposited Securities
being not entitled, by reason of its date of
issuance or otherwise, to receive all or any
portion of such distribution or (b) any
amounts (i) required to be withheld by the
Company, the Custodian or the Depositary
on account of taxes or (ii) charged by the
Depositary in connection with the
conversion of foreign currency into U.S.
Dollars.  Cash distributions and cash
proceeds from sales of noncash distributions
in foreign currency will be converted by sale
or such other manner as the Depositary may
determine into U.S. Dollars (net of the
Depositarys charges and expenses in
effecting such conversion) before
distribution to Holders.  If in the judgment
of the Depositary amounts received in
foreign currency may not be converted on a
reasonable basis into U.S. Dollars
transferable to the United States, or may not
be so convertible for all of the Holders
entitled thereto, the Depositary may in its
discretion make such conversion and
distribution in U.S. Dollars to the extent
reasonable and permissible to the Holders
entitled thereto and may distribute the
balance in foreign currency to the Holders
entitled thereto or hold such balance or all
such foreign currency for the Holders
entitled thereto (without liability for interest
thereon).  If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may or shall if the Company
shall so request, subject to the Deposit
Agreement, distribute to the Holders on a
record date set by the Depositary therefor of
Receipts evidencing American Depositary
Shares representing such Deposited
Securities, in proportion to the number of
American Depositary Shares representing
such Deposited Securities held by each of
them respectively, additional Receipts for an
aggregate number of Depositary Shares
representing the number of Shares received
as such dividend or free distribution.  In lieu
of delivering Receipts for fractional
American Depositary Shares in the case of
any such distribution, the Depositary shall
sell the number of Shares represented by the
aggregate of such fractions and distribute the
net proceeds to the Holders entitled thereto
as in the case of a distribution received in
cash.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent its
proportionate interest in the additional
Shares so distributed upon such Deposited
Securities.  If the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
nature, the Depositary shall have discretion
as to whether and how such rights are to be
made available to the Holders; provided that
the Depositary will, if requested by the
Company, either (y) make such rights
available to Holders by means of warrants or
otherwise, if lawful and feasible, or (z) if
making such rights available is not lawful or
not feasible, or if such rights or warrants are
not exercised and appear to be about to
lapse, sell such rights or warrants at public
or private sale, at such place or places and
upon such terms as the Depositary may
deem proper, and allocate the proceeds of
such sales for account of the Holders
otherwise entitled thereto upon an averaged
or other practicable basis without regard to
any distinctions among such Holders
because of exchange restrictions, or the date
of delivery of any Receipt or Receipts, or
otherwise, and distribute the net proceeds so
allocated to the Holders entitled thereto as in
the case of a distribution received in cash.
The Depositary will distribute to Holders on
the record date set by it therefor any
distribution on Deposited Securities other
than cash, Shares or rights in any manner
that the Depositary deems equitable and
practicable; provided if in the opinion of the
Depositary any distribution other than cash,
Shares or rights upon any Deposited
Securities cannot be made proportionately
among the Holders entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable for the purpose of
effecting such distribution, including the
sale (at public or private sale) of the
securities or property thus received, or any
part thereof, and the net proceeds of any
such sale will be distributed by the
Depositary to the Holders entitled thereto as
in the case of a distribution received in cash.
The Depositary need not distribute
securities, Receipts or rights unless the
Company furnishes certain evidence or
opinions in respect of United States
securities laws (which the Company has no
obligation to do).
(13)	Record Dates.
      Whenever any distribution is being
made upon any Deposited Securities or any
meeting of holders of Shares or other
Deposited Securities is being held or
whenever the Depositary shall find it
necessary or convenient in connection with
the giving of any notice, solicitation of any
consent or any other matter, the Depositary
will, after consultation with the Company, if
practicable, fix a record date for the
determination of the Holders who shall be
entitled to receive such distribution or the
net proceeds of the sale thereof, to give
instructions for the exercise of voting rights
at any such meeting, to receive such notice
or solicitation or act in respect of such other
matter, subject to the provisions of the
Deposit Agreement.
(14)	Voting of Deposited Securities.
      As soon as practicable after receipt
of notice of any meeting or solicitation of
consents or proxies of holders of Shares or
other Deposited Securities, at the request of
the Company, the Depositary shall mail to
Holders a notice containing (a) such
information as is contained in such notice
and in the solicitation materials, if any, (b) a
statement that each Holder at the close of
business on a specified record date will be
entitled, subject to the provisions of or
governing Deposited Securities, to instruct
the Depositary as to the exercise of the
voting rights, if any, pertaining to Deposited
Securities represented by the American
Depositary Shares evidenced by such
Holders Receipts and (c) a statement as to
the manner in which such instructions may
be given, including an express indication
that instructions may be given (or be
deemed given in accordance with the last
sentence of this paragraph if no instruction
is received) to the Depositary to give a
discretionary proxy to a person designated
by the Company.  Upon the written request
of a Holder on such record date, received on
or before the date established by the
Depositary for such purpose, the Depositary
shall endeavor insofar as practicable and
permitted under the provisions of or
governing Deposited Securities to vote or
cause to be voted (or to grant a discretionary
proxy to a person designated by the
Company to vote) the Deposited Securities
represented by the American Depositary
Shares evidenced by such Holders Receipts
in accordance with any instructions set forth
in such request.  The Depositary will not
itself exercise any voting discretion over any
Deposited Securities.  If no instructions are
received by the Depositary from any Holder
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Holders Receipts on or before the date
established by the Depositary for such
purpose, the Depositary will deem such
Holder to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities and the
Depositary will give a discretionary proxy to
a person designated by the Company to vote
such Deposited Securities, provided that no
such instruction shall be deemed given and
no such discretionary proxy shall be given
with respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to so inform promptly in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) materially affects the rights of
holders of Shares.
(15)	Changes Affecting Deposited
Securities.
      Upon any change in par value,
splitup, consolidation, cancellation or any other reclassification of Deposited
Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Companys approval, and shall if the Company shall so request, execute and deliver additional
Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence
American Depositary Shares representing
the right to receive the Deposited Securities including the securities so received.

(16)	Reports; Inspection of Register.
      The Depositary will make available
for inspection by Holders at the Depositarys
Office, at the office of the Custodian and at
any other designated transfer offices any
reports and communications received from
the Company which are both (a) received by
the Depositary, the Custodian or the
nominee of either as the holder of the
Deposited Securities and (b) made generally
available to the holders of Deposited
Securities by the Company.  The Depositary
will also mail or make available to Holders
copies of such reports when furnished by the
Company as provided in the Deposit
Agreement.  The Depositary will keep, at its
transfer office in the Borough of Manhattan,
The City of New York, a register for the
registration of Receipts and their transfer
that at all reasonable times will be open for
inspection by the Holders and the Company;
provided that such inspection shall not be
for the purpose of communicating with
Holders in the interest of a business or
object other than the business of the
Company or a matter related to the Deposit
Agreement or the Receipts.
(17)	Withholding.
      In connection with any distribution
to Holders, the Company will remit to the
appropriate governmental authority or
agency all amounts (if any) required to be
withheld by the Company and owing to such
authority or agency by the Company; and
the Depositary and the Custodian will remit
to the appropriate governmental authority or
agency all amounts (if any) required to be
withheld by the Company and owing to such
authority or agency by the Depositary or the
Custodian.  If the Depositary determines that
any distribution in property other than cash
(including Shares or rights) on Deposited
Securities is subject to any tax that the
Depositary or the Custodian is obligated to
withhold, the Depositary may dispose of all
or a portion of such property in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay such taxes, by public or private sale,
and the Depositary shall distribute the net
proceeds of any such sale or the balance of
any such property after deduction of such
taxes to the Holders entitled thereto.
(18)	Liability of the Company and the
Depositary.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Holder or
beneficial owner of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States or any
other country, or of any other governmental
or regulatory authority, or by reason of any
provision, present or future, of the
[Corporate Document] of the Company, or
by reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed; nor
shall the Depositary or the Company or any
of their respective directors, employees,
agents or affiliates incur any liability to any
Holder or beneficial owner of a Receipt by
reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Holders of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Holders and make the net proceeds available
to such Holders, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Holders or beneficial owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Holder or beneficial owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Company agrees
to indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
(19)	Resignation and Removal of
Depositary.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company or be
removed by the Company by written notice
of such removal delivered to the Depositary,
such resignation or removal to take effect
upon the appointment of and acceptance by
a successor Depositary as provided in the
Deposit Agreement.  The Depositary may,
upon written request or written approval of
the Company, at any time appoint substitute
or additional Custodians and the term
Custodian refers to each Custodian or all
Custodians as the context requires.
(20)	Amendment of Deposit Agreement
and Receipts.
      The Receipts and the Deposit
Agreement may be amended by agreement
between the Company and the Depositary.
Any amendment that shall impose or
increase any fees or charges (other than
stock transfer or other taxes and other
governmental charges, transfer or
registration fees, cable, telex or facsimile
transmission costs, delivery costs, and
expenses of the Depositary in connection
with conversion of foreign currency into
U.S. Dollars) or that shall otherwise
prejudice any substantial existing right of
Holders, shall not, however, become
effective as to outstanding Receipts until the
expiration of 30 days after notice of such
amendment shall have been given to the
Holders.  Every Holder at the expiration of
such 30 days shall be deemed by holding
such Receipt to consent and agree to such
amendment and to be bound by the Deposit
Agreement or the Receipt as amended
thereby.  In no event shall any amendment
impair the right of the Holder hereof to
surrender this Receipt and receive therefor
the Deposited Securities represented hereby,
except in order to comply with mandatory
provisions of applicable law.
(21)	Termination of Deposit
Agreement.
      The Depositary will at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Holders at least 30
days prior to the date fixed in such notice for
such termination.  The Depositary may
terminate the Deposit Agreement, upon the
notice set forth in the preceding sentence, at
any time after 90 days after the Depositary
shall have resigned, provided that no
successor Depositary shall within such 90
days have been appointed and accepted its
appointment within such 90 days.  After the
date so fixed for termination, the Depositary
will perform no further acts under the
Deposit Agreement, except to advise
Holders of such termination, receive and
hold distributions on Deposited Securities
(or sell property or rights or convert
Deposited Securities into cash) and deliver
Deposited Securities being withdrawn.  As
soon as practicable after the expiration of
one year from the date so fixed for
termination, the Depositary shall sell the
Deposited Securities and shall thereafter (as
long as it may lawfully do so) hold the net
proceeds of any such sale, together with any
other cash then held by it under the Deposit
Agreement, unsegregated and without
liability for interest, for the pro rata benefit
of the Holders of Receipts not theretofore
surrendered.
(22)	Submission to Jurisdiction;
Waiver of Immunities.
      In the Deposit Agreement, the
Company has (i) appointed CT Corporation
System, 1633 Broadway, New York, New
York 10019, in the State of New York, as
the Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and submitted
to the jurisdiction of any state or federal
court in the State of New York in which any
such suit or proceeding may be instituted,
and (iii) agreed that service of process upon
said authorized agent shall be deemed in
every respect effective service of process
upon the Company in any such suit or
proceeding
(23)	Compliance with U.S. Securities
Laws
	Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. Securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
 25
Receipt with Overstamp 2005  Amvescap